POULTON & YORDAN
                              ATTORNEYS AT LAW

                    136 EAST SOUTH TEMPLE, SUITE 1700-A
                         SALT LAKE CITY, UTAH 84111

Richard T. Ludlow                                 Telephone: (801) 355-1341
                                                        Fax: (801) 355-2990

                               June 18, 2001



Board of Directors
Office Managers, Inc.
136 E. South Temple, Suite 1600
Salt Lake City, Utah 84111

     Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 for Office
          Managers, Inc.

Gentlemen:

     You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and public distribution of certain securities of the Company pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

     The proposed offering and public distribution relates to a minimum offering of 2,000,000 units and a maximum offering of 6,000,000 units to be offered and sold to the public at a price of $.10 per unit. Each unit shall consist of one share of common stock, $.001 par value, one A warrant to purchase an additional share of common stock for $.50 and one B warrant to purchase an additional share of common stock for $1.20. It is our opinion that the securities offered pursuant to this SB-2 registration statement, when issued in accordance with the terms and conditions set forth therein, will be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance with the corporation laws of the State of Nevada.

     We consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legality opinion as an exhibit to the registration statement.

                                             Very truly yours,

                                             POULTON & YORDAN

                                             /s/ Richard T. Ludlow

                                                 Richard T. Ludlow
                                                 Attorney at Law